As filed with the Securities and Exchange Commission on February 22, 2008

Registration No. 333-76301

Registration No. 333-76303

Registration No. 333-76305

Registration No. 333-76307

Registration No. 333-76309

Registration No. 333-76311

Registration No. 333-76313

Registration No. 333-76315

Registration No. 333-76317

Registration No. 333-47748

Registration No. 333-59364

Registration No. 333-76032

Registration No. 333-102234

Registration No. 333-106314

Registration No. 333-106315

Registration No. 333-111318

Registration No. 333-111319

Registration No. 333-113248

Registration No. 333-113249

Registration No. 333-113323

Registration No. 333-113324

Registration No. 333-124871

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76301

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76303

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76305

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-70307

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76309

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76311

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76313

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76315

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76317

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-47748

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-59364

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-76032

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-102234

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-106314

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-106315

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-111318

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-111319

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-113248

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-113249

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-113323

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-113324

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-124871

Under The Securities Act of 1933

ALABAMA NATIONAL BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	63-1114426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1927 First Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Alabama National BanCorporation

Deferred Compensation Plan For Key Employees

First American Bancorp

1994 Stock Option Plan

Alabama National BanCorporation

Performance Share Plan

Commerce Bankshares, Inc.

Long Term Incentive Plan

Non-Qualified Stock Options Granted To

Certain Officers Of First American Bank

First American Bancorp Stock Option Plan

Dated October 20, 1992

Alabama National BanCorporation Deferred Compensation Plan

For Directors Who Are Not Employees Of The Company

Alabama National BanCorporation Deferred Compensation Plan

For Non-Employee Directors Of the Subsidiary Banks

Performance Share Plan For Certain Directors

Of Citizens & Peoples Bank, N.A.

Alabama National BanCorporation

1999 Long Term Incentive Plan

Community Bank of Naples,

National Association 1996 Stock Option Plan

Farmers National Bancshares, Inc.

Key Personnel Stock Option Plan

Performance Share Plan For Certain Members

Of The Madison County Advisory Board

Of Directors Of First American Bank

Millennium Bank

Directors’ Stock Option Plan

Millennium Bank Officers’ And

Employees’ Stock Option Plan

Alabama National BanCorporation

Plan For Deferral Of Compensation

For Directors Who Are Not

Employees Of The Company

Alabama National Bancorporation

Plan For Deferral Of Compensation

By Key Employees

Cypress Bank Officers’ And Employers’

Stock Option Plan

Cypress Bank Directors’

Stock Option Plan

Indian River Banking Company

1999 Stock Option Plan

Indian River Banking Company

1999 Director Fee Stock Option Plan

Third Amendment And Restatement Of The

Alabama National BanCorporation

Performance Share Plan

(Full Titles of Plans)

John H. Holcomb, III

Chairman and Chief Executive Officer

1927 First Avenue North

Birmingham, AL 35203

(205) 583-3600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Christopher B. Harmon, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

Suite 2400

Birmingham, Alabama 35203

(205) 254-1000

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments relate to the following registration statements on Form S-8 (collectively, the “Registration Statements”), filed by Alabama National BanCorporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission, registering shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”):

File No. 333-76301, filed on April 14, 1999, registering 35,000 shares.

File No. 333-76303, filed on April 14, 1999, registering 35,995 shares.

File No. 333-76305, filed on April 14, 1999, registering 400,000 shares.

File No. 333-76307, filed on April 14, 1999, registering 29,375 shares.

File No. 333-76309, filed on April 14, 1999, registering 21,597 shares.

File No. 333-76311, filed on April 14, 1999, registering 35,995 shares.

File No. 333-76313, filed on April 14, 1999, registering 35,000 shares.

File No. 333-76315, filed on April 14, 1999, registering 50,000 shares.

File No. 333-76317, filed on April 14, 1999, registering 19,881 shares.

File No. 333-47748, filed on October 11, 2000, registering 300,000 shares.

File No. 333-59364, filed on April 23, 2001, registering 37,290 shares.

File No. 333-76032, filed on December 28, 2001, registering 75,076 shares.

File No. 333-102234, filed on December 27, 2002, registering 25,000 shares.

File No. 333-106314, filed on June 20, 2003, registering 41,724 shares.

File No. 333-106315, filed on June 20, 2003, registering 42,660 shares.

File No. 333-111318, filed on December 18, 2003, registering 100,000 shares.

File No. 333-111319, filed on December 18, 2003, registering 200,000 shares.

File No. 333-113248, filed on March 3, 2004, registering 36,164 shares.

File No. 333-113249, filed on March 3, 2004, registering 15,966 shares.

File No. 333-113323, filed on March 5, 2004, registering 110,558 shares.

File No. 333-113324, filed on March 5, 2004, registering 12,873 shares.

File No. 333-124871, filed on May 13, 2005, registering 400,000 shares.

Promptly following the filing of these post-effective amendments, it is expected that the Company will merge with and into RBC Centura Banks, Inc., with RBC Centura Banks, Inc. as the surviving corporation. The offerings pursuant to the Registration Statements have been terminated as a result of such merger or otherwise. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the respective offerings, the Company is filing these Post-Effective Amendments No. 1 and hereby removes from registration all shares of Common Stock that remain unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 22nd day of February, 2008.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ John H. Holcomb, III
John H. Holcomb, III
Its Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1 to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Holcomb, III John H. Holcomb, III	Chairman, Chief Executive Officer and Director (principal executive officer)	February 22, 2008

* Dan M. David	Vice Chairman and Director	February 22, 2008

/s/ Richard Murray, IV Richard Murray, IV	President, Chief Operating Officer and Director	February 22, 2008

/s/ William E. Matthews, V William E. Matthews, V	Executive Vice President and Chief Financial Officer	February 22, 2008

/s/ Shelly S. Williams Shelly S. Williams	Senior Vice President and Controller	February 22, 2008

* W. Ray Barnes	Director	February 22, 2008

* John D. Johns	Director	February 22, 2008

* John J. McMahon, Jr.	Director	February 22, 2008

* C. Phillip McWane	Director	February 22, 2008

* William D. Montgomery	Director	February 22, 2008

* G. Ruffner Page, Jr.	Director	February 22, 2008

* W. Stancil Starnes	Director	February 22, 2008

*By:	/s/ John H. Holcomb, III
John H. Holcomb, III
Attorney-in-fact